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                                                                   EXHIBIT 10.58








                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                     BETWEEN

                                 COMBICHEM, INC.

                                       AND

                                ICOS CORPORATION


                                 MARCH 30, 1998








***Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 of Regulation C of the Securities Act of 1933.


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                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

        THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the "Agreement") is entered into and made effective as of March 30, 1998 (the "Effective Date"), by and between COMBICHEM, INC., a Delaware corporation having its principal offices at 9050 Camino Santa Fe, San Diego, California 92121 ("CombiChem") and ICOS CORPORATION, a Delaware corporation having its principal offices located at 22021 20th Avenue S.E., Bothell, Washington 98021 ("ICOS").

        WHEREAS, CombiChem has developed, licensed and/or owns certain drug discovery technology and intellectual property rights, including chemical library design software, multi-parallel synthesis and purification methods, chemical libraries suitable for high throughput biological screening assays and medicinal chemistry (collectively, "CombiChem Technology");

        WHEREAS, as of the Effective Date, ICOS and its Affiliates have developed and own certain drug discovery and intellectual property rights, including certain assays, methods and know how regarding the Initial Target and any Alternative Target(s), among other things (collectively "ICOS Technology");

        WHEREAS, ICOS desires to utilize CombiChem Technology for its drug discovery activities under ICOS know-how concerning the identification and characterization of novel small molecule inhibitors for development as therapeutics for treatment of *** and other diseases in humans;

        WHEREAS, the parties wish to collaborate in a chemical lead and drug discovery program, commencing on the Effective Date against a Collaboration Target ("Collaboration");

        WHEREAS, during the Collaboration, the Parties intend to initially focus on one (1) Initial Target, and thereafter on any Alternative Target(s) as determined by ICOS;

        NOW, THEREFORE, the Parties agree as follows:

        1.      DEFINITIONS

                1.1 "Active Compound(s)" means a compound (or compounds) or its Derivatives which

                        (a)     (i)     is selected by the RMC under the
                                        Research Program from Collaboration
                                        Compounds under Section 4.2, or

                                (ii)    is a Derivative of a Collaboration
                                        Compound which has been so selected by
                                        the RMC to be an Active Compound; and

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                        (b)     shows In Vitro Activity satisfactory to the
                                requirements of the Research Plan.

                1.2 "Affiliate" of a Party means any corporation or other business entity controlled by, controlling or under common control with, such Party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting securities or income interest in such corporation or other business, or if not meeting the preceding requirements, any company owned or controlled by or owning or controlling such Party at the maximum control or ownership right permitted in the country where such company exists.

                1.3     "Alternative Target" shall have the meaning set forth in
Section 3.2 hereof.

                1.4 "Collaboration" has the meaning set forth in the preamble.

                1.5 "Collaboration Compound(s)" means a compound (or compounds) which (a) is synthesized following the Effective Date for screening against a Collaboration Target under the Research Program, (b) is a pre-existing or hereafter acquired CombiChem compound which CombiChem desires to designate as a Collaboration Compound, or (iii) is a pre-existing or hereafter acquired ICOS compound which ICOS desires to designate as a Collaboration Compound.

                1.6 "Collaboration Patent" means a Patent to which CombiChem has made an inventive contribution arising out of the Collaboration, as determined under U.S. Patent law.

                1.7 "Collaboration Target" means (a) the Initial Target beginning on the Effective Date or (b) an Alternative Target substituted for the Initial Target under Section 3.2(b) or (c) any other target by mutual agreement of the Parties.

                1.8 "CombiChem Compound" means a chemical compound that is proprietary to CombiChem, or whose use or manufacture is proprietary to CombiChem.

                1.9 "CombiChem Technology" has the meaning set forth in the preamble.

                1.10 "Confidential Information" includes, but is not limited to,

                        (a) all information and materials received by either Party from the other Party pursuant to this Agreement which is confidential under Article 11 hereof;

                        (b) all information and materials by either Party arising out of the Collaboration during the Research Period including, without limitation, information directly and specifically deduced from Confidential Information such as information regarding compounds that were not active against the Targets in the screening or secondary selective assays; and


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                        (c)     the terms and conditions of this Agreement.

                1.11 "CPI" means the Consumer Price Index, All Urban Consumers, as published by the U.S. Bureau of Labor Statistics.

                1.12 "Daughter Libraries" shall mean the compound libraries which are designed and synthesized as a part of the Collaboration either by CombiChem or under the direction of the RMC.

                1.13 "Derivative" shall mean a compound (or compounds) which has resulted

                        (a) (i) from chemical synthesis, during the Exclusivity Period, to generate an Active Compound or Development Compound in support of the Research Program or (ii) from chemical synthesis on an Active Compound or Development Compound in support of the Research Program; and

                        (b)     is covered under claims of any Collaboration
                                Patent.

                1.14 "Development Compound(s)" means a Collaboration Compound (or compounds) which

                        (a) (i) is an Active Compound or (ii) is a Derivative of an Active Compound; and

                        (b) is determined by ICOS to be appropriate for the purpose of IND filing by ICOS either before preclinical studies or from the results of preclinical studies to determine without limitation, data on efficacy, potency, toxicity, bioavailability and other pharmacokinetics related parameters.

                1.15 "Due Diligence" means the use of by a Party of its resources in the Collaboration in a manner which is consistent with the exercise of reasonable and prudent scientific and business judgment as applied to other programs of ICOS or CombiChem, as the case may be, targeting products aimed at markets or patient groups of similar sizes and of similar scientific and commercial potential. With respect to any Development Compound, "Due Diligence" shall also require ICOS or its Affiliates, partners or licensees to use commercially reasonable efforts to conduct all necessary preclinical studies and to file an IND for such Development Compound within a commercially reasonable period from the date upon which ICOS has designated such Development Compound from any Active Compound or its Derivatives. For purposes of this Agreement, failure to exercise Due Diligence by any Party may be alleged by written notice to such Party describing such failure with specificity and describing the actions necessary to cure such failure with specificity (the "Due Diligence Notice"). Sixty (60) days after delivery of a Due Diligence Notice, if the Party receiving such Due Diligence Notice has not completed the actions necessary to cure such failure as specified in such Due


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Diligence Notice to the reasonable satisfaction of the other Party, the Parties shall immediately be subject to the dispute resolution provisions set forth in
Article 15 hereof starting at the discussions between the Parties' Chief Executive Officers described in Section 15.1 hereof.

                1.16 "Exclusivity Period" means the Research Period plus *** as may be extended or reduced pursuant to Article 4 hereof.

                1.17 "Field" means all therapeutic indications in humans for any Target against which a Collaboration Compound, Active Compound, Development Compound or Products may be directed.

                1.18 "First Commercial Sale" of a Product shall mean the first sale for use or consumption of such Product in a country after required marketing and pricing approval has been granted by the governing health regulatory authority of such country. Sale to an Affiliate shall not constitute a First Commercial Sale unless the Affiliate is the end user of the Product.

                1.19 "FTE" shall mean a full-time equivalent employee of CombiChem having the requisite skills to fulfill CombiChem's obligations under this Agreement. For purposes of this Agreement, the FTEs shall include synthetic and analytical chemists, compound control scientists and computational scientists.

                1.20 "Inactive Compound(s)" means a Collaboration Compound(s) which is not an Active Compound or an Active Compound that is reclassified as described in Section 4.2 hereof.

                1.21 "ICOS Compound" means a chemical compound that is proprietary to ICOS or whose use or manufacture is proprietary to ICOS or its Affiliates.

                1.22 "ICOS Technology" shall have the meaning set forth in the preamble of this Agreement.

                1.23 "In Vitro Activity" shall mean during the Research Term, the observation of *** in assays as described by ICOS in the Research Plan for each Collaboration Target.

                1.24    "Initial Target" shall have the meaning set forth in
Section 3.1 hereof.

                1.25 "Net Sales" means the gross sales invoiced by ICOS, its Affiliates or its sublicensees for Products to non-Affiliated Third Parties (and to Affiliates who are the end users of such Products) less actual deductions or returns (including withdrawals and recalls), rebates (price reductions, including formulary or Medicaid and similar types of rebates, e.g. chargebacks), cash, trade or volume (quantity) discounts, discounts granted at the time of invoicing, the cost of transport, insurance, delivery, sales taxes and use, tariff, excise or other taxes (other than income taxes) directly linked to and included in the gross sales amount as computed on a product-by-product basis for the countries concerned, whereby the amount of such sales in foreign


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currencies is converted into United States dollars at the exchange rate of the last business day for each calendar month as reported in The Wall Street
Journal.

                1.26 "Patent" means (a) valid and enforceable U.S. or non U.S. Patent, and any non-U.S. equivalent, including any extension (including Supplemental Protection Certificates), registration, confirmation, reissue, continuation, divisionals, continuation-in-part, reexamination or renewal thereof, or (b) pending applications for any of the foregoing, whether filed or issued before or after the Effective Date.

                1.27 "Party" means CombiChem or ICOS, as the case may be, including their respective Affiliates, permitted successors and assigns.

                1.28 "Product(s)" means any product containing an Active Compound or Development Compound with such compound as the active ingredient or one of the active ingredients, which is the subject of one or more claims under a Collaboration Patent and which is granted regulatory approval by the governing health regulatory authority of the applicable country for marketing in the Field.

                1.29    "Project Team" shall have the meaning set forth in
Section 2.1(c).

                1.30 "Research Management Committee" or "RMC" has the meaning set forth in Article 6 below.

                1.31 "Research Period" means that part of the Collaboration commencing *** or sooner by mutual agreement *** unless earlier terminated, and which can be extended in accordance with Section 7.1 below for the Initial Target or an Alternative Target substituted therefore under Section 3.2(b) herein.

                1.32 "Research Plan" means the research plan to be agreed in writing between the Parties, which describes in mutually agreed upon detail the research activities to be performed for each Collaboration Target.

                1.33 "Research Program" means the research and activities to be conducted for the Collaboration during the Research Period including, without limitation, the activities described in the Research Plan and set forth in Sections 2.1 and 2.2 of this Agreement.

                1.34    "Returned Compound" shall have the meaning set forth in
Section 9.2.

                1.35 "Royalty Term" means, in the case of any Product, in any country, the period of time commencing on the First Commercial Sale and ending upon the later of (a) *** or (b) the expiration of the last-to-expire Patent resulting from the Research Program filed in the Field during the Exclusivity Period with claims covering that Product in the relevant country. In the event such *** period shall extend beyond the end of the term or terms of the last to expire Patents resulting from the Research Program containing a valid claim in such country, the earned royalties


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hereunder in such country shall be *** for the remainder of such *** period so long as *** as the Product exists and is sold in competition with the Product.

                1.36 "Target" means a biomolecular entity that a Collaboration Compound is synthesized against wherein the small molecule demonstrates relevant activity and unless otherwise specified may include both Initial and Alternative Targets.

                1.37 "Target Exclusivity Obligations" shall have that meaning set forth in subsection 4.1(a) hereof.

                1.38    "Territory" means the entire world.

                1.39 "Third Party" means an entity other than CombiChem or ICOS or their respective Affiliates or assigns.

                1.40 "UIL" means CombiChem's proprietary Universal Informer Library(TM).

        2.      RESEARCH COLLABORATION

                2.1 CombiChem Responsibilities. CombiChem shall with Due Diligence provide the following resources to ICOS and conduct the following activities under the Research Program and as more fully described in the Research Plan:

                        (a) Within thirty (30) days of the Effective Date, CombiChem will deliver to ICOS its UIL sufficient in quantity for ICOS to screen against the Initial Target and any Target contained in Appendix B at the time of such shipment.

                        (b) At any time following the Effective Date, CombiChem shall provide to ICOS data analysis and evaluations for results from the screening of the UIL against the Initial Target and any substituted Alternative Target under Section 3.2(b) herein within *** of CombiChem's receipt of the relevant screening data from ICOS.

                        (c) During the Research Period, CombiChem shall (i) review data and information regarding the Collaboration Target provided by ICOS and derived from the UIL by CombiChem; (ii) based on such data and information and using the CombiChem Technology, design Daughter Libraries; and (iii) supply all lead chemistries and synthesize compounds as provided in Section 5.4 hereof.

                        (d) During the Research Period, CombiChem shall keep ICOS informed of its activities performed in connection with the Collaboration,


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                                including, without limitation, providing ICOS
                                with data and information (and, upon ICOS's request, reasonable quantities of samples pursuant to Section 5.4) regarding the status of all Collaboration Compounds prior to the meetings of the Research Management Committee.

                        (e)     Subject to Section 2.3, Article 3 and Section
                                8.3 hereof, and at all times during the Research Period, CombiChem shall dedicate, in separate laboratory facilities as to its chemistry efforts *** to conduct all of CombiChem's activities in connection with the Collaboration at a per annum rate of U.S. *** per FTE to be paid by ICOS. The *** unless the RMC recommends otherwise and ICOS and CombiChem agree in writing to alter the size of *** .

                2.2 ICOS Responsibilities. ICOS shall with Due Diligence provide the following resources to CombiChem and conduct the following activities under the Research Program as more fully described in the Research
Plan:

                        (a) ICOS shall make payment to CombiChem for the Collaboration as set forth in Article 8 hereof, provide screening, biological and structural data and information (including leads and/or screening hits and any assay methods relating to Collaboration Compounds) to CombiChem necessary for CombiChem to perform its duties under this Agreement, and will assume scientific, financial and administrative responsibility for screening and biological support activities, drug development and regulatory filings during and after the term of the Collaboration on the terms set forth below.

                        (b) During the Research Period, ICOS shall provide CombiChem with data and information regarding Collaboration Compounds and the Collaboration Target assays developed by ICOS under the Research Program prior to the meetings of the Research Management Committee.

                        (c) During the Exclusivity Period, ICOS shall screen Collaboration Compounds for *** and, where ICOS reasonably deems it to be appropriate, *** against the Collaboration Target.

                        (d) During the Exclusivity Period, with respect to any Collaboration Target against which an Active Compound has been designated by the RMC, ICOS shall (i) screen Active Compounds, (ii) determine Development Compounds, and (iii) endeavor to develop Products.


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                                At any time during the Collaboration, ICOS may
                                apply chemistry effort, including synthesis, to any Collaboration Compound as agreed and directed by the RMC.

                        (e) Following the first IND filing through First Commercial Sale, ICOS shall provide CombiChem with an annual report similar to that which would be provided in the usage of the trade or business, by a licensee to a licensor summarizing ICOS's activities in developing Development Compounds that shall include, without limitation, all material information with respect to the following: (i) status of both regulatory filings and communications with the United States Food and Drug Administration or any foreign equivalent ("FDA"); (ii) status of Patents within and outside of the United States; (iii) status of current and planned clinical trials; (iv) occurrence of any milestone events; and (v) any permitted sublicensing under this Agreement.

                        (f) During the Research Period and in connection with CombiChem providing the services in Section 2.1(c) hereof, ICOS shall, at its option, send *** to conduct ICOS' activities at CombiChem's facilities under the Research Program. ICOS shall have sole responsibility for the expenses associated with its visiting chemists, including, without limitation, salary, travel, living and other associated expenses of such chemists.

                2.3 Conduct of Research Program. The Parties hereby agree that the Research Programs shall be carried out in accordance with the Research Plan and this Agreement, as each may be amended from time to time. The Research Management Committee shall review the Research Plan on a regular and ongoing basis and may make written changes to the Research Plan so long as such changes are mutually agreed to in writing by CombiChem and ICOS.

                2.4 Third Party Licenses. Each Party shall be solely responsible for any Third Party license fees required to perform its obligations under this Agreement.

        3.      TARGETS

                3.1     Initial Target. ***.

                3.2     Alternative Target.

                        (a) An Alternative Target is any of those alternative targets selected from Appendix B attached hereto, as amended in writing by mutual agreement of the Parties hereto from time to time, and for which ICOS has identified such selection in a written notice to CombiChem. Unless otherwise agreed by the Parties in writing or as set forth in this
Section 3.2, ICOS shall have the right to screen the UIL against any target contained in Appendix B, as


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amended, but shall *** in accordance with Section 8.1(b) hereof.

                        (b) At any time prior to *** , ICOS may decide, or may accept a recommendation by the RMC, to pursue any Alternative Target in substitution for the Initial Target and thereafter the Alternative Target shall be deemed to be a Collaboration Target for all purposes under this Agreement. Such substitution by ICOS shall be effective upon the date of a written notice provided to CombiChem by ICOS expressly stating that such substitution shall be made and identifying the Alternative Target from Appendix B to be substituted.

                3.3 Substitute Target. After the commencement of a Research Program with respect to the Collaboration Target, the Parties, by mutual agreement, may substitute another target for such Collaboration Target.

        4.      EXCLUSIVITY

                4.1     Collaboration Target Exclusivity.

                        (a) Following the Effective Date, so long as ICOS or its Affiliates are proceeding with Due Diligence for that Collaboration Target, CombiChem shall not work on, or provide services, or advise, either independently, or with any Third Parties (except where CombiChem is providing its UIL to Third Parties without knowledge of such Third Parties' target) (the "Target Exclusivity Obligations"), except (a) as provided for in
                                Section 12.2 hereof with regard to any Public Statements, (b) with respect to any Third Parties who are collaborators or proposed collaborators of CombiChem, CombiChem shall have the right, consistent with its corporate policy (but without identifying any Collaboration Target), to notify any such Third Party of its decision and/or inability to work on such Collaboration Target with that Third Party or
                                (c) if CombiChem's Target Exclusivity
                                Obligations have terminated pursuant to
                                subsection 4.1 (b) below.

                        (b) Upon the commencement of the Research Period and following synthesis of a Daughter Library by CombiChem for the Collaboration Target, the Target Exclusivity Obligations with respect to such Collaboration Target shall continue until
                                (1) ICOS has provided CombiChem with a notice and release of Target Exclusivity Obligations, effective in sixty (60) days, that, because of business and scientific reasons, ICOS has decided to cease research and/or development activities for the Initial Target, or (2) ICOS has provided CombiChem with a notice and release of Target Exclusivity Obligations, effective *** from the date of such notice and release, that ICOS has decided to cease research


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                                and/or development activities for a specific
                                Collaboration Target except the Initial Target, or (3) *** after the date of the written notice provided by ICOS under Section 3.2(b) herein, or
                                (4) (A) ICOS has failed to exercise Due
                                Diligence with respect to that Collaboration
                                Target and (B) has not transferred or assigned its control of the development of its program for that Collaboration Target to a Third Party with due diligence requirements no less stringent than those set forth in this Agreement. In the event of such transfer or assignment to a Third Party, the Target Exclusivity Obligations with respect to such Collaboration Target shall continue until the earlier of (a) receipt by CombiChem of a written release from such Third Party, or (b) the failure of such Third Party to exercise Due Diligence with respect to that Target. Any notice under this subsection 4.1(b) shall be provided by ICOS to CombiChem promptly following the relevant decision under subsections (1), (2) or (3) above or failure under subsection (4) above.

                4.2 Alternative Target Exclusivity. From the Effective Date through *** CombiChem shall not work on, or provide services or advise, either independently, or with any Third Parties (except where CombiChem is providing its UIL to Third Parties without knowledge of such Third Parties' target), except as provided for in Section 12.2 hereof with regard to any Public Statements or (b) with respect to any Third Parties who are collaborators or proposed collaborators of CombiChem, CombiChem shall have the right, consistent with its corporate policy (but without identifying any Alternative Target), to notify any such Third Party of its decision and/or inability to work on such Alternative Target with that Third Party.

                4.3 Active Compound Exclusivity. Any Active Compound shall be exclusively available to ICOS for research or application within or outside the Collaboration, during the Research Period, and CombiChem shall not work on or provide information regarding such Active Compound to any Third Party, except to take any steps necessary to protect ICOS's exclusivity hereunder. Following the expiration of the Research Period, Active Compounds for which a Patent has not been filed within ninety (90) days following the Research Period shall be deemed to be Inactive Compounds for all purposes hereunder; provided, that any Active Compound which is the subject of claim(s) under a pending Collaboration Patent shall continue to be treated as Active Compounds until a Collaboration Patent is issued with respect to one or more of such claims; or until all of such Patent claims have been denied and all appeals and refiling procedures have been exhausted, at which time the compounds which are the subject of those claims shall be Inactive Compounds hereunder.

                4.4 Inactive and Returned Compounds. Any Inactive Compounds and Returned Compounds (subject to Section 9.2 hereof) shall be available to CombiChem (except for any pre-existing ICOS Compound) and ICOS for any purpose.


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                4.5     Survival. This Article 4 shall survive termination or
expiration of this Agreement.

        5.      COLLABORATION COMPOUNDS

                5.1 Pre-Existing Compounds or Other Pre-Existing Rights. Neither Party shall have any rights then existing in the other Party to any pre-existing compound of the other Party unless and until such compound is designated as a Collaboration Compound by such Party. Additionally, CombiChem may decline (after informing ICOS) to synthesize a particular compound or library of compounds by written notice to ICOS of existing Patents, Patent Applications and/or contractual obligations with Third Parties restricting CombiChem's performance of such activities and such notice shall contain a statement of warranty that such Patents, Patent Applications and/or contractual obligations exist and that their existence and the obligations of CombiChem predate an ICOS request of CombiChem to synthesize such compound or library of compounds.

                5.2 Intellectual Property Rights; License to ICOS. Subject to Section 9.2 hereof, and except as set forth in this Section 5.2, ICOS shall have *** relating to Active Compounds, Development Compounds and Products and the subject matter contained therein and resulting from the Research Program ***
 . ICOS shall be responsible for filing, maintaining and prosecuting all Collaboration Patents at its sole expense and CombiChem shall use commercially reasonable efforts to assist ICOS in filing such Collaboration Patent applications. Prior to the filing of any such Collaboration Patent applications, CombiChem shall assign to ICOS or its designee all intellectual property rights it may have in *** and the subject matter claimed therein which are necessary for the development and commercialization by ICOS or its designee; provided under no circumstances does *** in any Active Compound, Development Compound or Products are *** to the extent such Active Compound, Development Compound or Products may be *** . If ICOS fails to so file, maintain or prosecute such Collaboration Patent, CombiChem shall have the right to request ICOS to do so. If ICOS elects not to file, maintain or prosecute such Collaboration Patent, on a country-by-country basis, ICOS shall provide CombiChem with a fully-paid up license so that CombiChem can take over such filing, maintenance or prosecution of such Collaboration Patent, at its sole expense.

                5.3 Structural Information. Neither Party shall disclose the structure of the other Party's compound, any Active Compound, Development Compound or Product to any Third Party without the other Party's written permission, unless required to do so by law, in which case such Party shall promptly notify the other Party of such required disclosure. If a subpoena or other legal process concerning the same is served upon either Party, the other Party shall


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cooperate with the Party served in any effort to contest the validity of such subpoena or other legal process.

                5.4 Supply of Collaboration Compounds. Aliquots of *** of any Collaboration Compound that has been synthesized will be prepared and given to ICOS. CombiChem shall replenish that amount upon ICOS's reasonable request. CombiChem shall maintain aliquots of any Collaboration Compound that has been synthesized by CombiChem. CombiChem shall also provide ICOS with additional requirements of samples at CombiChem's cost. To the extent that Collaboration Compounds are not available in a timely and sufficient quantity to allow the earliest start of necessary large scale preclinical or other studies such unavailability of Collaboration Compounds shall not be cited as a lack of Due Diligence provided that the Parties have made commercially reasonable attempts, and continue such attempts, to provide such unavailable Collaboration Compounds in required quantities in the most expedient manner.

        6.      RESEARCH MANAGEMENT COMMITTEE

        The design, review and conduct of the Research Program will be coordinated by the Research Management Committee, which will meet regularly on a mutually-agreeable schedule. Each Party shall bear its own expenses related to such meetings. The Research Management Committee may establish and amend or revise the Research Plan as reasonable and necessary to reflect the scientific progress and work performed under the Research Program, such amendments to be mutually agreed to in writing by ICOS and CombiChem. The Research Management Committee will consist of an equal number of members from ICOS and CombiChem and will include appropriate representatives from ICOS and CombiChem as mutually agreed. The co-chairs of the Research Management Committee will initially be *** and subsequently may change as each Party determines for its co-chair. Decisions of the Research Management Committee shall be by consensus. If a decision is not reached by the RMC with respect to management of the Research Program, the dispute will be referred to the co-chairs of the RMC. If the co-chairs of the RMC are unable to resolve the dispute, the dispute will be referred to the Chief Executive Officer of CombiChem and the Chief Executive Officer of ICOS for resolution. If those officers are unable to resolve the dispute, after good faith discussions, the dispute shall be resolved first by a process of mediation and then in the case of a failure to resolve the dispute, as determined per
Section 15.2 hereof. Any decisions, recommendations, amendments or performance criteria agreed by consensus of the RMC which could, or may, materially affect any obligations concerning consideration or ownership of intellectual property shall be consistent with the terms of this Agreement and shall be ratified in writing by both CombiChem and ICOS prior to it being binding on either party and any performance or partial performance of an unratified agreement shall not be construed as a waiver or acquiescence of the right of ratification.


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                                     - 12 -

        7.      RESEARCH PERIOD; TERMINATION OF RESEARCH PROGRAM

                7.1 Research Period: Option to Extend the Research Period. The initial term of the Collaboration shall commence on the Effective Date and conclude at the end of the Research Period, subject to extension upon mutual agreement. To extend the Research Period, ICOS must notify CombiChem no later than ninety (90) days prior to the then-current expiration date and the Parties shall negotiate in good faith the terms and conditions of any such extension.

                7.2 Termination of Research Program Upon Breach. The Research Program and/or this Agreement may be terminated by a Party for the material breach by the other Party as provided by Section 10.2 hereof.

        8.      CONSIDERATION

                8.1     Fees.

                        (a) As of the Effective Date, ICOS shall be obligated to pay CombiChem a non-refundable, noncontingent project initiation fee of U.S. *** in cash, by registered check or wire transfer, to initiate the Research Program for the Initial Target within fifteen (15) days of the Effective Date. Such initiation fee shall include payment for the *** made for the Initial Target. Should ICOS request in writing a *** for any *** ICOS shall pay CombiChem an additional U.S. *** for the *** and *** for *** for a total of up to *** such *** . If any such request occurs after *** such *** shall only be upon the mutual agreement of the Parties. The action of replacing an *** for an *** pursuant to Section *** hereof shall not obligate ICOS to an additional *** for such *** .

                8.2     Research Program Funding.

                        (a) Research Support for Project Team. Beginning *** ,or earlier if mutually agreed by the Parties, and continuing throughout the Research Period, ICOS shall make payments to CombiChem for direct research support for its Project Team, which shall initially consist of *** full time employees ("FTEs") of CombiChem, as modified by the RMC pursuant to Section 8.2(b) below. The total amount per FTE payable shall be U.S. *** per FTE per annum, which amount shall be upwardly adjusted annually based on cumulative changes in the CPI, using 1998 as the base year. All payments for direct research support shall be paid by ICOS to CombiChem, quarterly in advance, and adjusted as necessary in subsequent quarters, of such amounts as are equal to the product of (i) the number of CombiChem FTEs allocated to the Research Program by the RMC for the calendar quarter to which each such payment applies, multiplied by (ii) U.S. *** (i.e., the quarterly amount per CombiChem FTE on the basis of U.S. *** per annum).


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                                     - 13 -

                        (b) Expansion or Contraction of Project Team. Notwithstanding Section 2.1(e) herein, either Party may request that CombiChem expand or contract its Project Team during the Research Period in order to properly regulate the work-flow on a Collaboration Target. In such event, the RMC shall promptly confer as to the appropriate number of FTEs to be added to the Project Team, at a cost to ICOS of U.S. *** per FTE as upwardly adjusted annually based upon cumulative changes in the CPI, using 1998 as the base year, to be paid as specified in Section 8.2(a) hereof and make a recommendation to such expansion or contraction of the Project Team which recommendation may be adopted by mutual written agreement of ICOS and CombiChem.

                8.3 Milestone Payments. Within thirty (30) days of the occurrence of a development milestone triggered by the activities of ICOS or its Affiliates as shown on Appendix A attached hereto, ICOS shall pay CombiChem the related milestone payment in U.S. dollars as set forth on Appendix A attached hereto. Such payments shall apply to any milestone reached by an Active Compound, Development Compound or Product, for a Target within the Collaboration.

                8.4 Royalties. During the Royalty Term, ICOS will pay CombiChem an earned royalty of (i) *** of Net Sales of Products sold by ICOS, its Affiliates or its sublicensees on the first *** of Net Sales made per calendar year in *** and (ii) *** on any Net Sales of Products sold by ICOS, its Affiliates or its sublicensees over *** made per calendar year in *** (iii) *** of Net Sales of Products sold by ICOS, its Affiliates or its sublicensees on the first *** of Net Sales made per calendar year *** and (iv) *** on any Net Sales of Products sold by ICOS, its Affiliates or its sublicensees over *** made per calendar year *** . Each payment of royalties shall be accompanied by a report of Net Sales of Products in sufficient detail to permit confirmation of the accuracy of the royalty payment made.

                        (a) ICOS may reduce the percentage amount of earned royalties payable for a Product under this Agreement by *** the amount in excess of *** that ICOS decides, in its reasonable business judgment, to pay to third parties who are not Affiliates or sublicensees of ICOS (not including any royalties payable to CombiChem hereunder) in order to sell the Product to avoid or settle a patent infringement action relating to *** under a Collaboration Patent; provided however, that the royalties payable by ICOS to CombiChem for the sale of Product shall not be reduced to less than *** the amount that ICOS would otherwise be obligated to pay to CombiChem.

                        (b) For any Product which is sold in combination with any other active ingredient which other ingredient is not royalty bearing hereunder (a "Combination Product"), Net Sales, for purposes of calculating royalties, as defined in this Section 8.4, on a Combination Product, shall be calculated by multiplying the net sales with respect to the Combination Product determined in the same manner as Net Sales for a Product by the fraction A/B where A is the gross selling price of the Product sold separately (i.e., without the other active ingredients) and B is the gross selling price of the Combination Product. In the event that no such separate sales


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                                     - 14 -
are made, net sales value shall be calculated by multiplying net sales of the Combination Product by the fraction C/(C + D), where C and D shall be negotiated by the Parties in good faith prior to such sales.

                        (c) Earned royalty shall be paid in the manner provided herein on a country-by-country basis.

                8.5 Manner and Place of Payment. Royalty payments and reports for Net Sales of Products shall be calculated in local currencies and reported for each calendar quarter. All royalty payments owed under this Agreement shall be made by wire transfer to the bank account to be designated by CombiChem within sixty (60) days following the end of each such calendar quarter.

                8.6 Records and Audit. During the term of this Agreement and for a period of three (3) years thereafter, ICOS shall keep complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit CombiChem to confirm the accuracy of all payments due hereunder. CombiChem shall have the right to cause an independent certified public accounting firm reasonably acceptable to ICOS to audit such records to confirm ICOS's Net Sales for the preceding year. Any information obtained during such audit shall be treated as Confidential Information. Such audits may be exercised after reasonable notice during normal business hours of ICOS no more than once each year. CombiChem shall bear the full cost of such audit unless such audit discloses a deficiency of the greater of U.S. $100,000 or more than five percent (5%) from the amount of the Net Sales reported by ICOS for such audited period. In such case, ICOS shall bear the reasonable cost of such audit.

                8.7 Taxes. All income and other taxes levied on account of the royalties and other payments accruing to CombiChem under this Agreement shall be paid by CombiChem, including taxes levied thereon as income to CombiChem. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty or other payment made by ICOS to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to CombiChem. Each Party agrees to assist the other Party reasonably in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

        9.      LICENSE GRANTS; SUBLICENSE

                9.1 CombiChem License Grant to ICOS. In addition to ICOS's non-exclusive right to use CombiChem Technology as necessary to conduct activities under the Research Program as described in Section 2.2 hereof, subject to the terms and conditions of this Agreement, CombiChem hereby grants to ICOS an exclusive, royalty-free, worldwide license, with the right to sublicense to use such CombiChem Technology as is necessary to make, have made, use, have used, sell, have sold, import and export Active Compounds, Development Compounds and/or Products in the Territory. Such license shall remain exclusive (including as to CombiChem) in relation to an Active Compound, Development Compound and/or Product so long as ICOS or its licensee continues to develop and commercialize such Active Compound, Development Compound and/or Product against a Collaboration Target with Due Diligence.

                9.2 ICOS License Grant to CombiChem. Subject to Article 4 hereof and following the decision of ICOS or its licensee to not develop and commercialize with Due Diligence an Active Compound, a Development Compound or Product, as the case may be (collectively, "Returned Compounds"), ICOS shall grant to CombiChem a royalty-bearing license, with the right to sublicense, under those Collaboration Patents and know-how which are resulting from the Research Program and related exclusively to the Returned Compound, to make, have made, use, have used, sell, have sold, import and export such Returned Compound in the Territory. The royalty payments payable to ICOS for the license granted to CombiChem pursuant to this Section 9.2 shall be identical to the royalty payments provided for in Section 8.4 hereof (including the Royalty Term in Section 1.35 hereof) substituting CombiChem for ICOS and ICOS for CombiChem. No additional payments shall be due ICOS in consideration of the license grant under this Section 9.2.

                9.3 ICOS Sublicense. ICOS shall have the right to transfer, assign or sublicense to a Third Party the Products or Collaboration Patents covering the Products, subject to CombiChem's right to receive all royalties and milestone payments as provided in Sections 8.4 and 8.5 hereof. All payments payable hereunder shall be made to CombiChem by wire transfer to such bank account designated by CombiChem within five (5) business days after receipt by ICOS or its Affiliates of such payments from a Third Party. As an express condition of any such sublicense, any such licensee shall be required to agree in writing (a) to be bound by due diligence, royalty reporting and recordkeeping and inspection provisions no less stringent than those contained in this Agreement and (b) to allow CombiChem to institute or join legal actions against any ICOS sublicensee who fails to satisfy any obligations provided pursuant to this Section 9.3. ICOS shall remain responsible to CombiChem for all milestone and royalty payments actually received by ICOS from its sublicensees. In addition, CombiChem shall have the right to receive all audit reports relating to sales of Products of ICOS's sublicensees, and to cause ICOS or its Affiliates or assigns to have an independent certified public accounting firm (reasonably acceptable to ICOS) audit such sublicensee's records on the same terms as those specified in Section 8.6 hereof.

                9.4 Rights to Inactive Compounds. Each Party shall be free to screen Inactive Compounds against any target other than a Collaboration Target. In the event that either ICOS or CombiChem shall develop, market and/or sell, or enter into a binding agreement with a Third Party to develop, market and/or sell, any product containing the Inactive Compound as an active ingredient, then except to the extent that such Inactive Compound is subject of a valid claim in a Patent or Collaboration Patent giving rights to the Party, the other Party hereto shall not be entitled to any payments, milestones, royalties, fees or compensation of any kind.

        10.     TERM AND TERMINATION OF THE AGREEMENT

                10.1 Term. The term of this Agreement shall commence upon the Effective Date and unless earlier terminated as provided in this Agreement, shall expire at the end of the Research Period.

                10.2 Termination by ICOS or CombiChem. If either Party materially breaches this Agreement and fails to remedy that breach within ninety
(90) days of receiving written notice thereof from the other Party, or enters into any arrangement of compromise with its creditors or goes into liquidation, insolvency, bankruptcy, receivership or reorganization proceedings, whether voluntarily or compulsorily which is not dismissed by a court of competent jurisdiction within ninety (90) days, then the other Party may at any time, by notice in writing or by facsimile transmission, terminate this Agreement. Within ninety (90) days following termination for any Research Program and/or research related to any Target under this Agreement, the RMC shall prepare a detailed, final written report to each Party, and provide any remaining supply of compounds in synthesis to date, for each Target or Research Program being terminated.

                10.3 Termination by ICOS. ICOS may terminate this Agreement effective at any time after *** from the Effective Date, in its sole discretion, upon ninety (90) days' prior written notice.

                10.4 Termination by CombiChem. CombiChem may terminate this Agreement effective at any time after *** from the Effective Date, in its sole discretion, upon ninety (90) days' prior written notice. In the event that CombiChem elects to terminate under this Section 10.4, CombiChem shall not work on or provide services, or advice, either independently or with any Third Party on any Collaboration Target for a period of *** from the date that the termination is effective. No termination of this Agreement pursuant to this
Section 10.4 shall extend the Target Exclusivity Obligations set forth in
Section 4.1 hereof.

                10.5 After Termination. Any termination of this Agreement or the Research Program shall be without prejudice to the accrued rights of either Party prior to the termination. In case of termination of this Agreement or the Research Program pursuant to Sections 10.2, 10.3 or 10.4 above, all royalty, milestone, payment and confidentiality obligations set forth in Sections 8.1, 8.4, 8.5, 9.3, 9.4 hereof and Articles 11 and 12 hereof shall survive any such termination. Moreover, ICOS shall not be entitled to any refund of any payments made to CombiChem hereunder upon the expiration of the term of this Agreement or earlier termination pursuant to this Article 10.

                10.6 Effect of Termination on Licensees. In the event of any termination of this Agreement pursuant to this Article 10 where such termination shall not have been caused by the action or inaction on the part of any respective licensee of ICOS or CombiChem, or by any breach by such licensee of its obligations under its license from ICOS or CombiChem, as appropriate, such termination of this Agreement shall be without prejudice to the rights of each non-breaching licensee and such licensee shall be deemed to be a direct licensee hereunder.


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                                     - 17 -

        11.     CONFIDENTIAL INFORMATION

                11.1 Nondisclosure. During the term of this Agreement and for a period of *** years after termination or expiration thereof, each Party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any third party or use any Confidential Information for any purpose except (i) as expressly authorized by this Agreement, (ii) as required by law or court order, after as much advance notice as is practical to the other Party, (iii) to its consultants, subcontractors or agents who need to know to accomplish the purposes of this Agreement and who are bound by equivalent written confidentiality obligations. Each Party may use the other Party's Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

                11.2 Exceptions. Confidential Information shall not include any information which the receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available; (b) is known by the receiving Party at the time of receiving such information, as evidenced by its written records; (c) is hereafter disclosed to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving Party without the aid, application or use of Confidential Information; or (e) is the subject of a written permission to disclose provided by the disclosing Party.

        12.     PUBLICATIONS AND PUBLIC STATEMENTS

                12.1    Publications. Without affecting obligations under
Article 11 above, neither Party shall publish any information with respect to Collaboration Compounds or Development Compound during the Exclusivity Period without the prior written permission of the other Party. Such permission shall be approved or disapproved within thirty (30) days of written request for permission unless the other Party requests additional time (not to exceed ninety
(90) days) for the purpose of protecting its intellectual property position. Such permission shall not be unreasonably withheld. The Party proposing to publish such information shall give the other Party ninety (90) days prior written notice and an opportunity to review such manuscript in order to determine the patentability of the information contained therein.

                12.2 Public Statements. Neither Party shall use the name of the other Party in any public statement, prospectus, annual report or press release or other public communication (collectively "Public Statements") (except to the extent that use of the name is required for disclosure by the Securities and Exchange Commission or other governmental rules or regulations) without the prior written approval of the other Party, which may not be unreasonably withheld or delayed; provided, however, that both Parties shall endeavor in good faith to give the other Party a minimum of two (2) business days to review such Public Statements; provided,


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                                     - 18 -
further, that, upon approval of any such Public Statement, both Parties may disclose to Third Parties the information contained in such Public Statement without the further approval of the other; and provided, further, that if a Party does not approve such Public Statement, either Party may still use the name of the other Party in any Public Statement without the prior written approval of the other Party, if such Party is advised by counsel that such disclosure is required to comply with applicable law.

        13.     INDEMNIFICATION

                13.1 EACH PARTY HEREBY AGREES TO SAVE, DEFEND AND HOLD THE OTHER PARTY AND ITS OFFICERS, DIRECTORS, EMPLOYEES, CONSULTANTS AND AGENTS HARMLESS FROM AND AGAINST ANY AND ALL SUITS, CLAIMS, ACTIONS, DEMANDS, LIABILITIES, EXPENSES AND LOSSES, INCLUDING REASONABLE LEGAL EXPENSES AND ATTORNEYS' FEES ("LOSSES") RESULTING DIRECTLY OR INDIRECTLY FROM THE INDEMNIFYING PARTY'S ACTS OR OMISSIONS IN CONNECTION WITH THE MANUFACTURE, DEVELOPMENT, USE, HANDLING, STORAGE, SALE OR OTHER DISPOSITION OF CHEMICAL AGENTS, COLLABORATION COMPOUNDS, ACTIVE COMPOUNDS, DEVELOPMENT COMPOUNDS OR PRODUCTS BY SUCH PARTY, ITS AFFILIATES OR LICENSEES except to the extent such Losses result from the negligence (whether active, passive or imputed), breach of this Agreement or willful misconduct of the Party claiming a right of indemnification under this Article 13.

                13.2    Infringement

                        (a) Subject to Section 13.2(c) below, ICOS shall hold CombiChem and its officers, directors, employees, consultants, and agents harmless from and against any and all losses resulting from the infringement of any Third Party's Patent issued as of the Effective Date due to the performance by ICOS or its Affiliates of any activity contemplated hereunder, including, but not necessarily limited to, ICOS's responsibilities under Section 2.2 above, developing Products, and selling Products.

                        (b) Subject to Section 13.2(c) below, CombiChem shall hold ICOS and its officers, directors, employees, consultants, and agents harmless from and against any and all losses resulting from the infringement of any Third Party's Patent issued as of the Effective Date due to the performance by CombiChem of any activity contemplated hereunder, including, but not necessarily limited to, CombiChem's responsibilities under Section 2.1 above.

                        (c) The indemnity provided in Sections 13.2(a) and 13.2(b) above shall not apply where the loss is due to the breach by the indemnified Party of a warranty made in Article 19.

                13.3 Procedures. If either Party (the "Indemnified Party") seeks indemnification under this Article 13, it shall inform the other Party (the "Indemnifying Party") of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle any claim brought against the Indemnified Party upon prior written consent, which shall not be unreasonably withheld), and shall give reasonable cooperation (at the expense of the Indemnifying Party) in the defense of such claim.

        14.     ASSIGNABILITY

        This Agreement may not be assigned by either Party without the prior written consent of the other Party, not to be unreasonably withheld; provided, however, that either Party may assign this Agreement, in whole or in part, to an Affiliate or to a successor of a Party in connection with the merger, consolidation or sale of all or substantially all of such Party's assets or that portion of its business pertaining to the subject matter of this Agreement (and upon doing so will promptly notify the other Party in writing); provided that the assigning Party remains fully liable as obligated hereunder.

        15.     DISPUTE RESOLUTION PROCEDURES

                15.1 Senior Executives Discussions. If a decision on a matter regarding the management of the Research Program as provided herein is not reached by the RMC, the dispute will be resolved as set forth in Article 6 above. If a dispute arises between CombiChem and ICOS with respect to matters other than the management of the Research Program, either during or after the Research Period, such dispute will be referred to the appropriate senior management in the area of the dispute. If such senior management are unable to resolve such dispute, such dispute will be referred to the Chief Executive Officer of ICOS and the Chief Executive Officer of CombiChem. If such officers are unable to reach an agreement within thirty (30) days following the initiation of discussions between them, such dispute shall be submitted to mediation and if there is no settlement of the dispute within sixty (60) days following the commencement of such mediation process, such dispute may, at the Party's mutual written agreement, be settled by arbitration as described in
Section 15.2 below.

                15.2 Binding Arbitration. If the Parties have not been able to resolve the dispute as provided in Section 15.1 above and the Parties mutually agree in writing, the dispute shall be finally settled by binding arbitration. Any arbitration hereunder shall be conducted under rules of the American Arbitration Association. The arbitration shall be conducted before three arbitrators chosen according to the following procedure: each of the parties shall appoint one arbitrator and the two so nominated shall choose the third. If the arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within a period of thirty (30) days after their appointment, then the third arbitrator shall be appointed by the Court of Arbitration of the American Arbitration Association. If CombiChem brings an arbitration action, such arbitration shall occur in Seattle, Washington. If ICOS brings an arbitration action, such arbitration shall occur in San Diego, California. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as they determine. The arbitral award (i) shall be final and binding upon the parties; and (ii) may be entered in any court of competent jurisdiction.

                15.3    Injunctive and Other Relief. Nothing contained in this
Article 15 or any other provisions of this Agreement shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Party to comply with its obligations hereunder before or during the pendency of arbitration proceedings. In the event that the Parties do not mutually agree to enter binding arbitration as provided in Section 15.2 hereof, the Parties may pursue all available legal remedies.

        16.     NOTICES

        Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to ICOS or CombiChem at the respective addresses and facsimile numbers as set forth below or at such other address and facsimile number as either Party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

        if to CombiChem, to:
                                CombiChem, Inc.
                                9050 Camino Santa Fe
                                San Diego, California 92121
                                Attention: President
                                Fax number: (619) 530-9998

            with a copy to:
                                Brobeck, Phleger & Harrison LLP
                                550 West C Street, Suite 1200
                                San Diego, California 92101
                                Attention: Faye H. Russell, Esq.
                                Fax number: (619) 234-1966
        if to ICOS to:
                                ICOS Corporation
                                22021 20th Avenue, S.E.
                                Bothell, Washington  98021
                                Attention:  Legal Department
                                Fax number:  (425) 489-0356

        17.     SURVIVAL

        The provisions of Sections 2.4, 5.1, 5.2, 5.3, 10.5, 10.6 and Articles 4, 8, 9, 11, 12, 13, 15, and this Article 17 shall survive termination of this Agreement in addition to those provisions which by their terms survive.

        18.     ADDITIONAL TERMS

                18.1 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereto and supersedes and replaces all previous negotiations, understandings, representations, writings and contract provisions and rights relating hereof.

                18.2 Amendment; No Waiver. No provision of this Agreement may be amended, revoked or waived except by a writing signed and delivered by an authorized officer of each Party. Any waiver on the part of either Party of any breach or any fight or interest hereunder shall not imply the waiver of any subsequent breach or waiver of any other right or interest.

                18.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

                18.4 Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of or interpretation of this Agreement.

                18.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                18.6 Further Assurances. At any time and from time to time after the Effective Date, the Parties shall each do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, or assignments as may be reasonably required to carry out the transactions contemplated by this Agreement.

        19.     REPRESENTATIONS AND WARRANTIES

                19.1 Authorization. All action on the part of each of CombiChem, ICOS and their respective officers, and directors necessary for the authorization, execution and delivery of this

Agreement and the performance of all obligations of CombiChem, ICOS and ICOS, respectively, hereunder has been taken.

                19.2 Rights to Intellectual Property. Each Party warrants that it has the power to grant all of the rights granted and make such required assignments, and to assume all of the obligations required, under this Agreement. Under no circumstances does CombiChem warrant to ICOS that its rights in any Active Compound, Development Compound or Products are exclusive to the extent such Active Compound, Development Compound or Products may be covered under the patent claims of Third Parties wherein such claims are not the direct result of a collaboration between the Third Party and CombiChem.





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                                     - 23 -

        IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

COMBICHEM, INC.                     ICOS CORPORATION

By:  /s/ Illegible                  By:  /s/ Illegible
     ----------------------------        --------------------------------

Its:  Illegible                     Its:  Illegible
      ---------------------------         -------------------------------








                        [SIGNATURE PAGE TO COLLABORATIVE
                         RESEARCH AND LICENSE AGREEMENT]

                                   Appendix A


                           Milestones and Payments(1)
                                (in U.S. Dollars)


Milestone                                  Milestone Payment(2)
---------                                  --------------------


***                                                  ***



Total                                                ***



(1)     Paid in U.S. Dollars
        ***


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


                                  Appendix A-1

                                   Appendix B


                                            Targets
                                            -------

Initial Target:                                ***

Alternative Targets:                           ***


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


                                  Appendix B-1